UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Banco Santander, S.A.

(Exact name of registrant as specified in its charter)

Kingdom of Spain	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Ciudad Grupo Santander

28660 Boadilla del Monte (Madrid)

Spain

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series 106 1.849% Senior Non Preferred Fixed Rate Notes due 2026 Series 107 2.958% Senior Non Preferred Fixed Rate Notes due 2031	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. :  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-238243

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, the prospectus supplement dated March 23, 2021 (the “Prospectus Supplement”) to a base prospectus dated May 14, 2020 (the “Prospectus”) contained in the registration statement of the Registrant on Form F-3 ASR (File No. 333- 238243) filed with the Commission on May 14, 2020, relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” of the Prospectus, and “Description of the Notes” of the Prospectus Supplement.

Item 2. Exhibits

4.1	Senior Non Preferred Debt Securities Indenture between Banco Santander, S.A., as Issuer and The Bank of New York Mellon, London Branch, as Trustee, dated as of May 28, 2020 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on May 28, 2020).

4.2	Second Supplemental Indenture to the Senior Non Preferred Debt Securities Indenture among Banco Santander, S.A. as Issuer, The Bank of New York Mellon, London Branch, as Trustee, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar, dated as of March 25, 2021 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on March 25, 2021).

4.3	Form of Global Note for the 1.849% Senior Non Preferred Fixed Rate Notes due 2026 (incorporated herein by reference from Exhibit 4.2 to the Form 6-K filed with the Commission on March 25, 2021).

4.4	Form of Global Note for the 2.958% Senior Non Preferred Fixed Rate Notes due 2031 (incorporated herein by reference from Exhibit 4.3 to the Form 6-K filed with the Commission on March 25, 2021).

99.1	Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b) dated March 23, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Banco Santander, S.A.

Issuer

By:	/s/ José Antonio Soler
Name: José Antonio Soler Title: Authorized Representative

April 8, 2021